EX-28.o.1

DFA INVESTMENT DIMENSIONS GROUP INC.

POWER OF ATTORNEY

The undersigned officers and directors of DFA INVESTMENT DIMENSIONS GROUP INC. (the “Fund”) hereby appoint DAVID G. BOOTH, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, JOY L. LOPEZ, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Fund as an investment company and the sale of shares by the Fund, and (ii) a registration statement on Form N-1A under the 1933 Act and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Fund serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and directors hereby execute this Power of Attorney as of the 16th day of December, 2020.

/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Co-Chief Executive Officer	Gerard K. O’Reilly, Co-Chief Executive Officer
and Chief Investment Officer

/s/ David G. Booth	/s/ Catherine L. Newell
David G. Booth, Chairman and Director	Catherine L. Newell, President and General
Counsel

/s/ George M. Constantinides	/s/ Lisa M. Dallmer
George M. Constantinides, Director	Lisa M. Dallmer, Vice President, Chief
Financial Officer, and Treasurer

/s/ Douglas W. Diamond	/s/ Myron S. Scholes
Douglas W. Diamond, Director	Myron S. Scholes, Director

/s/ Darrell Duffie	/s/ Abbie J. Smith
Darrell Duffie, Director	Abbie J. Smith, Director

/s/ Roger G. Ibbotson	/s/ Ingrid M. Werner
Roger G. Ibbotson, Director	Ingrid M. Werner, Director